                                                                     Exhibit 99

             Certifications pursuant to Section 1350 of Chapter 63
                       of Title 18 of United States Code

I, Jim McAlpine, the Chief Executive Officer of Magna Entertainment Corp. ("MEC"), certify to the best of my knowledge that (i) the Quarterly Report on Form 10-Q of MEC for the quarterly period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of MEC.

                                                  /s/ Jim McAlpine
                                       ---------------------------------------
                                        Jim McAlpine, Chief Executive Officer

Date: August 13, 2002

                                                                     Exhibit 99

             Certifications pursuant to Section 1350 of Chapter 63
                       of Title 18 of United States Code

I, Graham J. Orr, the Chief Financial Officer of Magna Entertainment Corp. ("MEC"), certify to the best of my knowledge that (i) the Quarterly Report on Form 10-Q of MEC for the quarterly period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of MEC.

                                                  /s/ Graham J. Orr
                                       ---------------------------------------
                                       Graham J. Orr, Chief Financial Officer

Date: August 13, 2002

                                                                        Page 97